UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2016

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2016, the Board of Directors of Morningstar, Inc. (Morningstar) approved an amendment and restatement of Morningstar’s By-laws (the amendment).  The amendment makes the following changes to the By-laws:

•      Change to Advance Notice Provision:  The By-laws permit shareholders to propose business to be conducted or nominate directors for election at a meeting of shareholders, subject to procedural requirements included in the By-laws.  The amendment updates those procedural requirements to require shareholders wishing to propose business or nominate directors to provide Morningstar with additional information, including enhanced information regarding the proposing shareholder’s investment in Morningstar securities and related derivatives.  In addition, the amendment will require shareholders proposing business or nominating directors at a meeting to notify Morningstar as to whether they intend to file their own proxy statement in connection with the meeting.

•      Change in Deadline for Proposed Business and Shareholder Director Nominees.  The amendment changes the deadline for delivery of notice that a shareholder wishes to propose business or nominate a director at an annual meeting.  As amended, the default rule is now that notice of such proposals must be received by Morningstar not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. The deadline was previously tied to Morningstar’s mailing date for proxy materials in the prior year, which was harder to ascertain by shareholders.

•      Enhanced Notice Requirements for Shareholder-Called Special Meetings: The By-laws provide, consistent with Illinois law, that holders of not less than one-fifth of the outstanding shares may call a special meeting of shareholders.  The amendment adds a requirement that shareholders wishing to call such a meeting provide Morningstar with, among other things, the same information that would be required were the shareholders proposing business to be considered at an annual meeting.

•      Officer Provisions.  The amendment makes several changes to the section of the By-laws that relates to corporate officers.  The amendment removes references to the chief operating officer as Morningstar does not currently have an individual with such title.  The amendment also removes provisions suggesting that the chairman of the board “supervises and directs” the chief executive officer.

•      Advancement of Expenses.  The amendment provides that, for directors and officers, the right to indemnification provided for in the By-laws also includes the right to have reasonable defense expenses paid in advance, subject to receipt of an undertaking to repay any such advanced amounts if it is ultimately determined that the director or officer is not entitled to indemnification.

•      Exclusive Forum for Certain Actions.  The amendment provides that the exclusive forum for certain generally intra-corporate actions involving Morningstar and its directors, officers, or other employees shall be the Circuit Court of Cook County in the State of Illinois, or if that Court does not have jurisdiction, the United States District Court for the Northern District of Illinois.

Other amendments include provisions for remote communication at shareholders’ meetings and delivery of electronic notice of special meetings of directors as well as other non-substantive changes, generally designed to modernize the By-laws and eliminate redundancies.

This description of the amended and restated By-laws is qualified in its entirety by reference to the text of the By-laws filed as Exhibit 3.2.1 to this Current Report on Form 8-K. In addition, a marked copy of the By-laws indicating changes made to the By-laws as they existed immediately prior to the adoption of the amended and restated By-laws is attached as Exhibit 3.2.2 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On September 30, 2016, Morningstar issued a press release announcing that its Board of Directors has approved a quarterly cash dividend of 22 cents per share payable October 28, 2016 to shareholders of record as of October 11, 2016.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)                      Exhibits:

Exhibit No.	Description

3.2.1	By-laws of Morningstar, Inc.
3.2.2	By-laws of Morningstar, Inc. (marked copy)
99.1	Press Release dated September 30, 2016 regarding quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: October 4, 2016	By:	/s/ Stéphane Biehler
	Name:	Stéphane Biehler
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2.1	By-laws of Morningstar, Inc.
3.2.2	By-laws of Morningstar, Inc. (marked copy)
99.1	Press Release dated September 30, 2016 regarding quarterly dividend.